Exhibit 3.2

STERIS CORPORATION

AMENDED AND RESTATED REGULATIONS,

AS AMENDED JULY 26, 2007

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors, the consideration of reports to be laid before the meeting, and the transaction of such other business as may properly be brought before the meeting shall be held at the principal office of the corporation or at such other place either within or without the State of Ohio and/or in whole or in part by means of communications equipment (in the manner provided in Section 9 of this Article I), at such time and on such date as may be designated by the Board of Directors, the Chairman of the Board, or the President and specified in the notice of the meeting.

Section 2. Special Meetings. Special meetings of the shareholders of the corporation may be held on any business day when called by the Chairman of the Board, the President, a Vice President, the Board of Directors acting at a meeting, a majority of the directors acting without a meeting, or the persons who hold fifty percent of all the shares outstanding and entitled to vote at the meeting.

Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of the shareholders, that officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on the date not less than seven or more than sixty days after receipt of the request, as that officer may fix; if the notice is not given within thirty days after the delivery or mailing of the request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations or cause the notice to be given by any designated representative. Each special meeting shall be called to convene between nine o’clock a.m. and five o’clock p.m., and shall be held at the principal office of the corporation unless the meeting is called by the directors, acting with or without a meeting, in which case the meeting may be held at any place either within or without the State of Ohio and/or in whole or in part by means of communications equipment (in the manner provided in Section 9 of this Article I) as may be designated by the Board of Directors and specified in the notice of the meeting.

Section 3. Notice of Meetings. Not less than seven or more than sixty days before the date fixed for a meeting of the shareholders, written notice stating the time, place, and purposes of the meeting shall be given by or at the direction of the Secretary, an Assistant Secretary, or any other person or persons required or permitted by these Regulations to give the notice. The notice shall be given to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of that date, by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given. If mailed or sent by overnight delivery, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the corporation. If sent by another means of communication authorized by a shareholder, the notice shall be sent to the address furnished by the shareholder for such communications. Notice of the time, place, and purposes of any meeting of the shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholder, which writing shall be filed with or entered upon the records of the corporation. Attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the shareholder of notice of the meeting.

Section 4. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitling them to exercise a majority of the voting power of the corporation present in person, by proxy, or by the use of communications equipment shall constitute a quorum for the meeting, except that no action required by law, the Articles of Incorporation, or these Regulations to be authorized or taken by a designated proportion of the shares of any particular class or of each class of the corporation may be authorized or taken by a lesser proportion and except that the holders of a majority of the voting shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting from time to time. If any meeting is adjourned, notice of adjournment need not be given if the time and place, if any, to which the meeting is adjourned and the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment are fixed and announced at the meeting.

Section 5. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by or on behalf of, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for the purpose, which writing or writings shall be filed with or entered upon the records of the corporation.

Section 6. Proxies. A person who is entitled to vote shares or to act with respect to shares may vote or act in person or by proxy and may appoint a proxy by a writing or verifiable communication authorized by the person. The person appointed as proxy need not be a shareholder. Unless the appointment of a proxy otherwise provides, the presence at a meeting of the person who appointed a proxy shall not operate to revoke the appointment. Notice to the corporation, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

Section 7. Approval and Ratification of Acts of Officers and Directors. Except as otherwise provided by the Articles of Incorporation or by law, any contract, action, or transaction, prospective or past, of the corporation or of the Board of Directors or of any director or officer may be approved or ratified by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons not interested in the contract, action, or transaction and entitled to vote in the election of directors (without regard to voting powers which may thereafter exist upon a default, failure, or other contingency), which approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the corporation.

Section 8. Shareholder Proposals. No proposal made by a shareholder of the corporation shall be eligible to be submitted to the shareholders for their approval or adoption at any annual or special meeting of shareholders unless all of the following requirements are met:

(1) the shareholder submitting the proposal (the “proponent”) submits the proposal to the corporation in writing at the corporation’s principal executive offices;

(2) at the time the proponent submits such proposal the proponent is a shareholder of record of the corporation and continues to be a shareholder of record of the corporation as of the close of business on the record date for determining shareholders entitled to notice of and to vote at such annual or special meeting of shareholders, in both instances as reflected in the shareholder records of the corporation;

(3) at the time the proponent submits such proposal the proponent provides the corporation in writing with the proponent’s name, address, the number of voting securities held of record, the date upon which the proponent acquired such securities, and a list of all other proposals submitted by the proponent to the corporation during the preceding five years; and

(4) the proposal is received at the corporation’s principal executive offices (a) in the case of a proposal to be acted upon at an annual meeting of shareholders, not less than 120 calendar days in advance of the date of the previous year’s annual meeting of shareholders, or, if no annual meeting was held in the previous year, a reasonable time (as determined by the corporation in its sole discretion) before the current year’s annual meeting; and (b) in the case of a proposal to be acted upon at a special meeting of shareholders, a reasonable time (as determined by the corporation in its sole discretion) before the special meeting.

(5) Notwithstanding the foregoing provisions of this Section 8, in the case of any proposal that the corporation is required to include in its proxy statement and form of proxy under the provisions of Rule 14a-8 (as from time to time amended) promulgated under the Securities Exchange Act of 1934 (or any similar or successor rule or regulation under that or any successor act), compliance by the proponent with all of the requirements of such rule shall be deemed to constitute compliance with the provisions of this Section 8.

Section 9. Participation in Meeting by Means of Communications Equipment. The Board of Directors may determine that an annual or special meeting will not be held at any physical place, but instead will be held solely by means of communications equipment. The Board of Directors may also determine that shareholders and proxy holders who are not physically present at a meeting of shareholders that is held at a physical place may attend the meeting by use of communications equipment. In either such case, the communications equipment shall enable the shareholder or proxy holder to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present. Any shareholder using communications equipment will be deemed present in person at the meeting. The Board of Directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the corporation to verify that a person is a shareholder or proxy holder and to maintain a record of any vote or other action.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number; Term of Office. Commencing with the annual meeting of shareholders in 2005 and at all times thereafter, directors shall be elected at each annual meeting of shareholders for terms to expire at the next annual meeting of shareholders thereafter occurring. In each instance, directors shall hold office until their successors are chosen and qualified.

At the 2004 annual meeting of shareholders, the authorized number of members of the Board of Directors shall be nine. The Board of Directors or the shareholders may from time to time thereafter change the authorized number of members of the Board of Directors to a total number of no fewer than seven directors and no more than twelve directors. The shareholders may change the authorized number of members of the Board of Directors as provided in the immediately preceding sentence at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present by the affirmative vote of the holders of a majority of the voting power represented at the meeting and entitled to elect the directors. The Board of Directors may change the authorized number of members of the Board of Directors by a vote of two-thirds of the directors then in office. Neither the provision for annual election of directors from and after the 2005 annual meeting of shareholders nor any reduction in the authorized number of directors shall of itself have the effect of shortening the term of any incumbent director.

Except as provided in the immediately preceding paragraph, the authorized number of directors may not be fixed or changed by the shareholders or directors, except (i) by amending these Regulations in accordance with the provisions of Article X of these Regulations, or (ii) pursuant to an agreement of merger or consolidation recommended by two-thirds of the members of the Board of Directors and adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal.

This Section 1 and other provisions of these Regulations are subject to the provisions of the Articles of Incorporation with respect to special voting rights of holders of Preferred Shares in the event of certain defaults by the corporation in redeeming or paying dividends on such Preferred Shares.

Section 2. Election of Directors; Nominations; Vacancies. The directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors may be made at a meeting of shareholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors, or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days’ notice to the shareholders or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person who is not an incumbent director when the shareholder proposes to nominate such person for election as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person for the past five years; (iii) the class and number of shares of the corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice: (i) the name and record address of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the corporation, if elected. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2, and if he should so determine, the defective nomination shall be disregarded.

In the event of the occurrence of any vacancy in the Board of Directors, however caused, or in the event of the creation of any director’s office by an increase in the number of directors, the remaining directors, though less than a majority of the whole authorized number of members of the Board of Directors, may, by the vote of two-thirds of their number, fill the vacancy or the newly created office, as the case may be, for the unexpired term.

Section 3. Resignations; Removal of Directors. The office of a director becomes vacant if the director dies or resigns. Any director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors or in a writing to that effect delivered to the Secretary, which resignation shall take effect immediately or at such other time as the director may specify.

The Board of Directors may remove any director and thereby create a vacancy in the Board: (a) if by order of court the director has been found to be of unsound mind or if the director is adjudicated a bankrupt; (b) if within sixty days from the date of the director’s election the director does not qualify by accepting in writing the election to such office or by acting at a meeting of directors.

All the directors or any individual director, may be removed from office, without assigning any cause, by the vote of the holders of 75% of the voting power entitling them to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the Board. Any vacancy created by virtue of a resignation or removal under this Section 3 shall be filled by the Board in accordance with Section 2 hereof.

Section 4. Organization Meeting. Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of the organization meeting need not be given.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the State of Ohio or through any communications equipment if all persons participating can hear each other as may be provided for in bylaws or resolutions adopted by the Board of Directors and upon such notice, if any, as shall be so provided. Unless otherwise indicated in the notice of a regular meeting, any business may be transacted at that regular meeting.

Section 6. Special Meetings. Special meetings of the Board of Directors may be held at any time within or without the State of Ohio, or through any communications equipment if all persons participating can hear each other, upon call by the Chairman of the Board, the President, a Vice President, or any two directors. Notice of the place, if any, and time of each special meeting shall be given to each director either by personal delivery or by mail, telegram, cablegram, overnight delivery service, or any other means of communication authorized by the directors at least two days before the meeting, which notice need not specify the purposes of the meeting, except that attendance of any director at any special meeting, whether in person or through communications equipment, without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the director of notice of the meeting and except that notice of a special meeting may be waived in writing, either before or after the holding of the meeting, by any director, which writing shall be filed with or entered upon the records of the corporation. Unless otherwise indicated in the notice of a special meeting, any business may be transacted at that special meeting.

Section 7. Quorum; Adjournment. A quorum of the Board of Directors at an organization, regular, or special meeting shall consist of at least two-thirds of the directors then in office. A majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn the meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the place, if any, and time to which the meeting is adjourned and the means, if any, by which directors can be present and participate in the meeting through the use of communications equipment, are fixed and announced at the meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of at least two-thirds of the directors then in office, except as in these Regulations otherwise expressly provided.

Section 8. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings shall be filed with or entered upon the records of the corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains an affirmative vote or approval by the director is a signed writing for the purposes of this Section 8. The date on which the telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

Section 9. Committees. The Board of Directors may at any time appoint from its members an Executive, Finance, or other committee or committees, consisting of such number of members as the Board of Directors may deem advisable, together with such alternates as the Board of Directors may deem advisable, to take the place of any absent member or members at any meeting of the committee. Each member and each alternate shall hold office during the pleasure of the Board of Directors. Any committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority of the Board of Directors as may, from time to time, be delegated by the Board of Directors, except the authority to fill vacancies in the Board of Directors or in any committee of the Board of Directors. Subject to these exceptions, any person dealing with the corporation shall be entitled to rely upon any act or authorization of an act by any committee to the same extent as an act or authorization of the Board of Directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the directors. Unless otherwise ordered by the Board of Directors, any committee may prescribe its own rules for calling and holding meetings, including meetings by telephone or other communications equipment, and for its own method of procedure, and may act at a meeting, including a meeting by telephone or other communications equipment, by two-thirds of its members or without a meeting by a writing or writings signed by all of its members.

ARTICLE III

OFFICERS

Section 1. Election and Designation of Officers. The Board of Directors shall elect a President, a Secretary, and a Treasurer and, in its discretion, may elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may deem necessary. The Chairman of the Board and the President shall be directors, but no one of the other officers need be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers.

Section 2. Term of Office; Vacancies. Each officer of the corporation shall hold office until the next organization meeting of the Board of Directors and until the officer’s successor is elected or until the officer’s earlier resignation, removal from office, or death. The Board of Directors may remove any officer at any time with or without cause by a two-thirds vote of the directors then in office. Any vacancy in any office may be filled by the Board of Directors.

Section 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, shall, unless that duty has been delegated by the Board of Directors to the President or another officer, preside at all meetings of the shareholders, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

Section 4. President. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, except for meetings at which the Chairman of the Board, if any, presides in accordance with the provisions of the preceding Section. Subject to directions of the Board of Directors and to the delegation by the Board of Directors to the Chairman of the Board of specific or general executive supervision, the President shall have general executive supervision over the property, business, and affairs of the corporation. The President may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the corporation and shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

Section 5. Vice Presidents. The Vice Presidents shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

Section 6. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and of the Board of Directors. The Secretary shall keep such books as may be required by the Board of Directors, shall give notices of meetings of the shareholders and of meetings of the Board of Directors required by law or by these Regulations or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

Section 7. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, securities of other corporations, and similar property belonging to the corporation and shall do with this property as may be ordered by the Board of Directors. The Treasurer shall keep accurate financial accounts and hold them open for the inspection and examination of the directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

Section 8. Other Officers. The Assistant Secretaries and Assistant Treasurers, if any and any other officers whom the Board of Directors may elect shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

Section 9. Delegation of Authority and Duties. The Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

ARTICLE IV

COMPENSATION OF AND TRANSACTIONS WITH DIRECTORS, OFFICERS, AND EMPLOYEES

Section 1. Directors and Members of Committees. Members of the Board of Directors and members of any committee of the Board of Directors shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board of Directors or at each meeting of the committee or stated compensation payable at intervals, or shall otherwise be compensated as may be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors, which compensation may be in different amounts for various members of the Board of Directors or any committee. No member of the Board of Directors and no member of any committee of the Board of Directors shall be disqualified from being counted in the determination of the presence of a quorum or from acting at any meeting of the Board of Directors or of a committee of the Board of Directors by reason of the fact that matters affecting the member’s own compensation as a director, member of a committee of the Board of Directors, officer, or employee are to be determined.

Section 2. Officers and Employees. The compensation of officers and employees of the corporation, or the method of fixing their compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Compensation may include pension, disability, and death benefits, and may be by way of fixed salary, on the basis of earnings of the corporation, any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.

Section 3. Transactions with Directors, Officers, and Employees. No contract, action, or transaction shall be void, or be voidable by the corporation, for the reason that it is between or affects the corporation and one or more of the directors, officers, or employees of the corporation or is between or affects the corporation and another corporation, partnership, joint venture, trust, or other enterprise in which one or more of the directors, officers, or employees of the corporation are directors, trustees, or officers or have a financial or personal interest or for the reason that one or more interested directors, officers, or employees of the corporation participate in or vote at the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract, action, or transaction if, in any such case, the contract, action, or transaction is approved, ratified, or authorized in the manner prescribed in the Articles of Incorporation, these Regulations, or by law or if, in any such case, the contract, action, or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee of the Board of Directors, or the shareholders.

ARTICLE V

STANDARD OF CARE AND INDEMNIFICATION

Section 1. Standard of Care of Directors. A director of the corporation shall perform the director’s duties as a director, including the director’s duties as a member of any committee of the directors upon which the director may serve, in good faith, in a manner the director reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing a director’s duties a director is entitled to rely on information, opinions, reports, and statements that are prepared or presented by such person or persons and under such circumstances that the director’s reliance on the information, opinions, reports, or statements is at the time found warranted under the provision of the Ohio General Corporation Law. Other than in connection with an action or suit in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, a director shall not be found to have violated the director’s duties as specified under the preceding sentences of this Section unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the director has not acted in good faith, in a manner the director reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances, in any action brought against a director, including actions involving or effecting a change or potential change in control of the corporation, a termination or potential termination of the director’s service to the corporation, and the director’s service in any other position or relationship with the corporation.

Section 2. Limitation of Liability in Damages. Other than in connection with an action or suit in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, a person who is a director or officer of the corporation shall be liable in damages for any action the person takes or fails to take as a director or as an officer, as the case may be, only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the person’s act or failure to act involved an act or omission either undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation.

Section 3. Third Party Action Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the person’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe the person’s conduct was unlawful; the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, constitute proof.

Section 4. Derivative Action Indemnification. Other than in connection with an action or suit in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the person’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation, except that the corporation shall indemnify the person to the extent the court in which the action or suit was brought determines upon application that, despite the proof but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 5. Determinations of Indemnification Rights. Any indemnification under Section 3 or Section 4 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination shall be made (a) by a majority vote of those directors who, in number constitute a quorum of the directors and who also were not and are not parties to or threatened with any such action, suit, or proceeding or (b), if such a quorum is not obtainable (or even if obtainable) and a majority of disinterested directors so directs, in a written opinion by independent legal counsel (compensated by the corporation) or (c) by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors without regard to voting power that may thereafter exist upon a default, failure, or other contingency or (d) by the court in which the action, suit, or proceeding was brought.

Section 6. Advances of Expenses. Unless the action or suit is one in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, expenses (including attorney’s fees) incurred by a director, officer, employee, or agent of the corporation in defending any action, suit, or proceeding referred to in Section 3 or Section 4 of this Article V shall be paid by the corporation, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent in which the person agrees both (a) to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the person’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (b) to cooperate with the corporation concerning the action, suit, or proceeding.

Section 7. Purchase of Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit, and self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against liability under the provisions of this Article or of the Ohio General Corporation Law. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Section 8. Mergers. Unless otherwise provided in the agreement of merger pursuant to which there is a merger into this corporation of a constituent corporation that, if its separate existence had continued, would have been required to indemnify directors, officers, employees, or agents in specified situations, any person who served as a director, officer, employee, or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, shall be entitled to indemnification by this corporation (as the surviving corporation) to the same extent the person would have been entitled to indemnification by the constituent corporation if its separate existence had continued.

Section 9. Heirs; Non-Exclusivity. The limitation of liability in damages and the indemnification provided by this Article V shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person and shall not be deemed exclusive of, and shall be in addition to, any other rights granted to a person seeking indemnification as a matter of law or under the Articles of Incorporation, these Regulations, any agreement, a vote of shareholders or disinterested directors, any insurance purchased by the corporation, any action by the directors to take into account amendments to the Ohio General Corporation Law that expand the authority of the corporation to indemnify a director, officer, employee, or agent of the corporation, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding an office.

ARTICLE VI

RECORD DATES

For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall continue to be the record date for all adjournments of the meeting unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date and shall cause notice thereof and of the date to which the meeting shall have been adjourned to be given to shareholders of record as of the newly fixed date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall be the date next preceding the day on which notice is given or the date next preceding the day on which the meeting is held, as the case may be.

ARTICLE VII

SHARES

Section 1. Form of Certificates and Signatures. Each holder of shares shall be entitled to one or more certificates, signed by the Chairman of the Board, the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the corporation, which shall certify the number and class of shares held by the shareholder in the corporation, but no certificate for shares shall be executed or delivered until the shares are fully paid. When a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any officer of the corporation may be facsimile, engraved, stamped, or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to a certificate ceases to be that officer before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered. Notwithstanding anything to the contrary in the foregoing, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes and series of shares may be uncertificated, except that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.

Section 2. Transfer of Shares. The Board of Directors shall have authority to make such rules and regulations as it deems appropriate concerning the issuance, transfer and registration of shares and may appoint or revoke the appointment of transfer agents and registrars for shares.

Section 3. Lost, Stolen, or Destroyed Certificates. The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed; the Board of Directors may, however, in its discretion, require the owner, or the owner’s legal representatives, to give the corporation a bond containing such terms as the Board of Directors may require to protect the corporation or any person injured by the execution and delivery of a new certificate.

ARTICLE VIII

AUTHORITY TO TRANSFER AND VOTE SECURITIES

The Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer of the corporation, and each such officer are authorized to sign the name of the corporation and to perform all acts necessary to effect a sale, transfer, assignment, or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, or other securities of another corporation owned by the corporation and to issue the necessary powers of attorney; and each such officer is authorized, on behalf of the corporation, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

ARTICLE IX

CORPORATE SEAL

The Ohio General Corporation Law provides in effect that the absence of a corporate seal from any instrument executed on behalf of the corporation does not affect the validity of the instrument; if in spite of that provision a seal is imprinted on or attached, applied, or affixed to an instrument by embossment, engraving, stamping, printing, typing, adhesion, or other means, the impression of the seal on the instrument shall be circular in form and shall contain the name of the corporation and the words “corporate seal”.

ARTICLE X

AMENDMENTS

These Regulations may be amended, or new Regulations may be adopted, by the shareholders at a meeting held for that purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on that proposal. Notwithstanding anything to the contrary contained in these Regulations or in this Article X, to amend or add to or repeal Article I—Section 2 and Section 8, Article II—Sections 2 and 3, and this Article X shall require the affirmative vote at a meeting of holders of shares entitled to exercise 75% of the voting power on such proposal, unless such action is recommended by two-thirds of the members of the Board of Directors.